Exhibit 99.1

Apple REIT Six

SECOND QUARTER

Residence
Inn
Marriott
Residence
Inn
Marriott

JUNE 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

The mission of Apple REIT Six, Inc. is and has always been to provide maximum value for our shareholders while minimizing risk as much as possible. As such, we strategically acquired, on primarily an all-cash basis, a diverse selection of 68 Marriott®- and Hilton®-branded hotels with a total of 7,897 guestrooms in a variety of metropolitan areas throughout the United States. We have maintained extraordinarily low levels of debt and our diversified portfolio represents some of the country’s best brands, a foundation we are confident will limit our downside, even in these most uncertain economic times.

Performance measurements for the hotels within the Apple REIT Six portfolio were similar to results reported by the hotel industry as a whole for the second quarter of this year. For the three-month period ending June 30, 2009, the 68 hotels within the Apple REIT Six portfolio reported average nightly rates (ADR) of $106, occupancy rates of 68 percent and revenue per available room (RevPAR) of $72. Results for the same period last year were $118, 76 percent and $90, respectively. For the six months ended June 30, 2009 and 2008, the Company achieved average occupancy rates of 64 percent and 73 percent, ADR of $108 and $117 and RevPAR of $70 and $86, respectively. It is important to remember that we own our hotels and even though we may experience declines in revenue from time to time, our capital structure mitigates the risk of losing our assets.

During the second quarter of this year, Apple REIT Six achieved funds from operations (FFO) of $17.5 million, or $0.19 per share. FFO for the same period in 2008 totaled $25.5 million, or $0.28 per share. FFO for the six-month period ending June 30, 2009 totaled $32.9 million, or $0.36 per share and for the same period in 2008 totaled $46.1 million, or $0.51 per share. Although we cannot predict what conditions will be like for the hospitality industry during the remainder of this year, we are hopeful that the economic downturn has moderated and begun to improve.

Our current annualized dividend rate remains at 8.2 percent, based on an $11 share price. During the second quarter of this year, the Company paid dividends equaling $0.226 per share. We remain vigilant and continue to carefully monitor hotel operations as compared to shareholder distributions and will make adjustments based on long term projected results, if warranted.

The strength of our balance sheet and our portfolio of real estate continues to provide confidence in our ability to be an even stronger player in our markets once the downturn subsides. Our team remains committed to growing the value of your investment over the long term, and will keep you abreast of any significant changes in the status of our operations in upcoming shareholder reports. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
(In thousands except statistical data)

REVENUES
Room revenue	$51,788	$64,988	$99,649	$123,108
Other revenue	3,762	5,131	7,473	10,208
Reimbursed expenses	1,310	1,094	2,620	2,188
Total revenues	$56,860	$71,213	$109,742	$135,504

EXPENSES
Direct operating expense	$14,413	$16,903	$27,939	$33,131
Other hotel operating expenses	21,766	25,316	42,982	49,622
Reimbursed expenses	1,310	1,094	2,620	2,188
General and administrative	1,333	1,497	2,502	2,858
Depreciation	7,739	7,703	15,392	15,186
Interest, net	564	551	810	840
Total expenses	$47,125	$53,064	$92,245	$103,825

NET INCOME
Net income	$9,735	$18,149	$17,497	$31,679
Net income per share	$0.11	$0.20	$0.19	$0.35

FUNDS FROM OPERATIONS (A)
Net income	$9,735	$18,149	$17,497	$31,679
Depreciation of real estate owned	7,739	7,302	15,392	14,384
Funds from operations	$17,474	$25,451	$32,889	$46,063
FFO per share	$0.19	$0.28	$0.36	$0.51

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,112	90,673	91,200	90,521

OPERATING STATISTICS
Occupancy	68%	76%	64%	73%
Average daily rate	$106	$118	$108	$117
RevPAR	$72	$90	$70	$86
Number of hotels owned	68	68
Dividends per share	$0.23	$0.23	$0.45	$0.45

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$815,823	$823,463
Cash and cash equivalents	-	935
Other assets	18,403	25,385
Total assets	$834,226	$849,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$48,393	$29,097
Other liabilities	5,056	11,304
Total liabilities	53,449	40,401
Total shareholders’ equity	780,777	809,382
Total liabilities & shareholders’ equity	$834,226	$849,783

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2009 and the results of operations for the interim periods ended June 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix, Tempe (2)
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN, FORT WORTH, TX

BACK: HOMEWOOD SUITES, SOMERSET, NJ; HAMPTON INN, FOOTHILL RANCH, CA; SPRINGHILL SUITES, CLEARWATER, FL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.